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                                                                    EXHIBIT 23.4

                               CONSENT TO USE OF
                              FAIRNESS OPINION IN
                      REGISTRATION STATEMENT ON FORM S-4
                      ----------------------------------


    We hereby consent: (i) to the use of our opinion letter dated March 8, 1998 to the Board of Directors of Avalon Properties, Inc., included as Annex D to the Joint Proxy Statement/Prospectus that forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Avalon Properties, Inc. with and into Bay Apartment Communities, Inc.; and (ii) to the references to such opinion in such Proxy Statement under the captions "Summary--Opinions of Financial Advisors to Avalon," "The Merger--Background of the Merger," "The Merger--Recommendation of the Avalon Board; Avalon's Reasons for the Merger" and "The Merger--Opinion of Avalon's Financial Advisors." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        PAINEWEBBER INCORPORATED


                                        By  /s/ Frederick T. Caven, Jr.
                                          ---------------------------------
                                          Frederick T. Caven, Jr.
                                          Managing Director

May 4, 1998
New York, New York